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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 22, 1997 (October 8,
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1997)
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                           VIISAGE TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                              000-21559             04-3320515
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(State or other jurisdiction         (Commission            (IRS Employer
   of incorporation)                  File Number)           Identification No.)

30 Porter Road, Littleton, Massachusetts                           01460
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (508) 952-2200
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 8, 1997, Viisage Technology, Inc. ("Viisage") completed a System Sale, License, and Subcontract Agreement (the "Agreement") with Unisys Corporation ("Unisys"). Under the Agreement, Viisage purchased and licensed certain assets from Unisys and agreed to perform certain services as Unisys' subcontractor relating to a digital imaging system for the Florida Department of Highway Safety and Motor Vehicles ("DHSMV"). The Agreement also provides for Unisys to support Viisage's efforts in pursuing other opportunities for biometric applications, including Viisage's facial recognition products, for DHSMV and other Florida state agencies, for Viisage to act as Unisys' primary business partner for such projects and procurements for Florida state agencies, and for Unisys to provide marketing and lobbying support in Florida. The parties also agreed to work together to develop opportunities for biometric applications in the public sector marketplace throughout the United States and Canada.

     In consideration of the above-described transaction, Viisage agreed to pay $4 million, consisting of $3.7 million paid on September 30, 1997 and three payments of $100,000 each, to be made on December 16, 1997, December 16, 1998, and October 1, 2000. In addition, Viisage agreed to contingent additional payments of up to $754,000 depending largely on Viisage's revenues from Florida state agencies. The purchase price was based upon Viisage's determination of the value of the assets, license, subcontract, teaming and non-competition provisions, and other business opportunities. The terms of the Agreement were determined by arms' length negotiation between the parties.
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     The funds to pay such consideration to Unisys were drawn from Viisage's line of credit facility with State Street Bank and Trust Company, which Viisage intends to convert to a seven year term facility before the end of the year. Viisage intends that future fixed and contingent payments will be made from working capital and/or from operations related to Florida.

     The physical assets acquired by Viisage under the Agreement included computer hardware and software, printers, cameras, and related equipment and materials which were used by Unisys for license/identification card production for the DHMSV. Viisage intends to continue to use the acquired assets for materially the same purposes for which such assets were used prior to the acquisition.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VIISAGE TECHNOLOGY, INC.

                                        /s/ William A. Marshall

                                        Chief Financial Officer

Dated: October 22, 1997